www.TrueBlue.com

www.TrueBlue.com Forward-Looking Statements July 20, 2016

www.TrueBlue.com TrueBlue at a Glance July 20, 2016 Investor Presentation 3 130,000 Clients served annually 840,000 People connected to work each year One of the largest U.S. industrial staffing providers The largest U.S. RPO provider 2013-2015 Average Return on Equity2 2012-2015 Adjusted EBITDA CAGR1 $2.7B 2015 Revenue 27% Growth 16% Return 10 straight years on HRO Today’s RPO Baker’s Dozen with PeopleScout ranked #1 for breadth of service and #2 overall in 2015 Named to Forbes Most Trustworthy List for its governance and accounting transparency Founding member of the U.S. Chamber of Commerce Veterans Employment Advisory Council Partnerships with U.S. Department of Homeland Security (DHS) and U.S. Equal Employment Opportunity Commission (EEOC) 1 See “Financial Information” in the Investors section of our website at www.trueblue.com for a definition and full reconciliat ion of non-GAAP financial measures to GAAP financial results. 2 Calculated as net income plus amortization of tangible assets of acquired business net of tax (at effective rate), divided by equity.

www.TrueBlue.com The TrueBlue Growth Story July 20, 2016        

www.TrueBlue.com Investment Highlights

www.TrueBlue.com Specialized Service Offerings to Meet Client Needs July 20, 2016 Staffing Services Managed Services

www.TrueBlue.com Solving Talent Challenges July 20, 2016 complex diverse age 65 will be almost double 73%

www.TrueBlue.com Compelling Market Trends Driving Growth July 20, 2016 CAGR 8% Industry Highlights    Industry Highlights      Staffing Services Managed Services CAGR 15% 2011 – 2015

www.TrueBlue.com Serving Growing Vertical Markets July 20, 2016 Construction Manufacturing Transport & Wholesale Retail In d u s tr y D y n a m ic s            21% 24% 22% 18% Construction Upside Potential Industrial Production Still Strong Wholesale Trade At New Peak Retail Trade Continued Growth Source: U.S. Census Bureau Source: U.S. Board of Governors of the Federal Reserve System (FRB) Source: Bureau of Labor Statistics Source: US Census Bureau 275 325 375 425 20 05 20 05 20 06 20 07 20 08 20 09 20 10 20 10 20 11 20 12 20 13 20 14 20 15 20 15 Retail Sales Billions 4.0 4.1 4.2 4.3 4.4 4.5 4.6 4.7 4.8 4.9 5.0 20 05 20 06 20 07 20 07 20 08 20 09 20 10 20 11 20 12 20 12 20 13 20 14 20 15 20 16 Transportation and Warehousing Employment Millions 80 85 90 95 100 105 110 20 05 20 06 20 07 20 07 20 08 20 09 20 10 20 11 20 12 20 12 20 13 20 14 20 15 20 16 Industrial Production Index - 1 1 2 2 3 20 05 20 06 20 07 20 07 20 08 20 09 20 10 20 11 20 12 20 12 20 13 20 14 20 15 20 16 Residential Housing Permits Millions

www.TrueBlue.com Strategic Priorities July 20, 2016

www.TrueBlue.com

www.TrueBlue.com SIMOS Productivity Model Enhances On-premise Capabilities    Transaction Info Acquisition Date December 1, 2015 Purchase Price1 $67.5M cash up-front plus additional cash “earn- out” of up to $22.5M2 Financing Funded from existing asset-backed facility Integration Timing Limited integration in 2016 (during earn-out) Full integration to be completed in 2017 1 Exclusive of working capital adjustments. 2 Earn-out is based on achievement of 2016 Adj. EBITDA estimates; amount due (if any) will be paid in 2017. + About SIMOS Strategic Rationale     

RPO Acquisition Advances PeopleScout's Global Strategy

About Aon Hewitt RPO

- Aon Hewitt's RPO business is a leading provider of recruitment process outsourcing (RPO) services
- End-to-end recruiting capabilities to meet the client's permanent recruiting needs
- Global operations with 650 employees across the US, Canada, Poland, and India
- Excellent fit with TrueBlue's existing PeopleScout brand
- Pro forma combined annual revenue of $150M and 300k full-time placements

Transaction Info

Acquisition Date	Purchase agreement signed December 2015, but closed January 4, 2016
Purchase Price[1]	$72M all cash
Financing	Amended existing $300M asset-backed facility to provide temporary $30M increase
Integration Timing	Expect integration to be complete by YE-16 TSA in place with Aon Hewitt to bridge gaps

[1] Exclusive of working capital adjustments.

Strategic Rationale

peoplescout A TRUEBLUE COMPANY + RPO Division of Aon Hewitt

- Leading provider of recruitment process outsourcing (RPO)
- Builds market leadership positon in North America RPO under PeopleScout brand
- Ongoing strategic partnership with Aon Hewitt
- Low-cost locations provide opportunity for cost savings on non-client facing admin processes
- Enhances global capabilities

www.TrueBlue.com Investor Presentation July 20, 2016 13

www.TrueBlue.com

www.TrueBlue.com Non-GAAP Terms and Definitions July 20, 2016 EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA excludes interest, taxes, depreciation and amortization, and goodwill and intangible asset impairment charges from net income. Adjusted EBITDA further excludes from EBITDA costs related to acquisition and integration, and Work Opportunity Tax Credit third-party processing fees. EBITDA and Adjusted EBITDA are key measures used by management to evaluate performance. EBITDA and Adjusted EBITDA should not be considered measures of financial performance in isolation or as an alternative to Income from operations in the Consolidated Statements of Operations in accordance with GAAP, and may not be comparable to similarly titled measures of other companies. Adjusted net income is a non-GAAP financial measure which excludes from Net income (loss) costs related to acquisition and integration, amortization of intangible assets of acquired businesses, accretion expense related to acquisition earn-out, goodwill and intangible asset impairment charges, and Work Opportunity Tax Credit third-party processing fees, tax effect of each adjustment to GAAP net income (loss), and adjusts income taxes to the expected ongoing effective tax rate. Adjusted net income should not be considered a measure of financial performance in isolation or as an alternative to net income (loss) in the Consolidated Statements of Operations in accordance with GAAP, and may not be comparable to similarly titled measures of other companies. Adjusted net income per diluted share is a non-GAAP financial measure which excludes from net income (loss) on a per diluted share basis costs related to goodwill and intangible asset impairment charges, acquisition and integration, Work Opportunity Tax Credit third- party processing fees, amortization of intangibles of acquired businesses, accretion expense related to acquisition earn-out, tax effect of each adjustment to GAAP net income (loss), and adjusts income taxes to the expected ongoing effective tax rate. Adjusted net income per diluted share is a key measure used by management to evaluate performance and communicate comparable results. Adjusted net income per diluted share should not be considered a measure of financial performance in isolation or as an alternative to net income per diluted share in the Consolidated Statements of Operations in accordance with GAAP, and may not be comparable to similarly titled measures of other companies. See “Financials” in the Investors section of our web site at www.trueblue.com for a full reconciliation of non-GAAP financial measures to GAAP financial results.